                            FSI INTERNATIONAL, INC.
                     COMPUTATION OF INCOME PER COMMON SHARE


                                                     QUARTER ENDED:                                 SIX MONTHS ENDED:
                                          ----------------------------------            --------------------------------------
                                            MARCH 1, 1997       FEB 24, 1996            MARCH 1, 1997            FEB 24, 1996
                                          ----------------------------------            --------------------------------------
PRIMARY:
AVERAGE SHARES OUTSTANDING                     22,461,822         22,132,623              22,412,576                22,084,613

NET EFFECT OF DILUTIVE STOCK OPTIONS
AND WARRANTS - BASED ON THE TREASURY
STOCK METHOD                                      740,040          1,013,987                 695,597                 1,149,968
                                              -----------        -----------             -----------               -----------
TOTAL                                          23,201,862         23,146,610              23,108,173                23,234,581
                                              ===========        ===========             ===========               ===========
NET INCOME                                    $ 1,937,676        $ 8,588,306               5,978,600               $16,313,463
                                              ===========        ===========             ===========               ===========
PRIMARY PER SHARE AMOUNTS                           $0.08              $0.37                   $0.26                     $0.70
                                              ===========        ===========             ===========               ===========
FULLY DILUTED:

AVERAGE SHARES OUTSTANDING                     22,461,822         22,132,623              22,412,576                22,084,613

NET EFFECT OF DILUTIVE STOCK OPTIONS
AND WARRANTS - BASED ON THE TREASURY
STOCK METHOD                                      730,296            940,901                 739,201                 1,024,859
                                              ===========        ===========             ===========               ===========
TOTAL                                          23,192,118         23,073,524              23,151,777                23,109,472
                                              ===========        ===========             ===========               ===========
NET INCOME                                    $ 1,937,676        $ 8,588,306             $ 5,978,600               $16,313,463
                                              ===========        ===========             ===========               ===========
FULLY DILUTED PER SHARE AMOUNTS               $      0.08        $      0.37             $      0.26               $      0.71
                                              ===========        ===========             ===========               ===========
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